UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 18, 2010

DESTINATION MATERNITY CORPORATION

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	Commission File number	(I.R.S. Employer Identification Number)

456 North 5th Street

Philadelphia, PA 19123

(Address of Principal Executive Offices)

(215) 873-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02.    Results of Operations and Financial Condition

On November 18, 2010, Destination Maternity Corporation (the “Company”) issued a press release and held a broadly accessible conference call to discuss its financial results for its fourth fiscal quarter and fiscal year ended September 30, 2010. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The press release contained non-GAAP financial measures within the meaning of the Securities and Exchange Commission’s Regulation G, including: (a) Adjusted EBITDA (operating income (loss) before deduction for the following non-cash charges: (i) depreciation and amortization expense; (ii) loss on impairment of tangible and intangible assets; (iii) loss (gain) on disposal of assets; and (iv) stock compensation expense), together with the percentage of net sales represented by this measure; (b) Adjusted EBITDA before restructuring and other charges, together with the percentage of net sales represented by this measure; (c) Adjusted net income, before goodwill impairment expense; (d) Adjusted net income, before goodwill impairment expense, restructuring and other charges, stock compensation expense, and loss on extinguishment of debt; (e) Adjusted net income per share – diluted, before restructuring and other charges, stock compensation expense, and loss on extinguishment of debt; (f) Adjusted net income per share – diluted, before goodwill impairment expense; (g) Adjusted net income per share – diluted, before goodwill impairment expense, restructuring and other charges, stock compensation expense, and loss on extinguishment of debt; and (h) net debt.

The Company believes that each of these non-GAAP financial measures provides useful information about the Company’s results of operations and/or financial position to both investors and management. Each non-GAAP financial measure is provided because management believes it is an important measure of financial performance used in the retail industry to measure operating results, to determine the value of companies within the industry and to define standards for borrowing from institutional lenders. The Company uses each of these non-GAAP financial measures as a measure of the performance of the Company. The Company provides these measures to investors to assist them in performing their analysis of its historical operating results. Each of these non-GAAP financial measures, except net debt, reflects a measure of the Company’s operating results before consideration of certain charges and consequently, none of these measures should be construed as an alternative to net income (loss) or operating income (loss) as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with generally accepted accounting principles. The Company may calculate each of these non-GAAP financial measures differently than other companies.

With respect to the non-GAAP financial measures discussed in the press release, the Company has provided, as an attachment to such press release, a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The disclosure in this Current Report, including in the Exhibit attached hereto, of any financial information shall not constitute an admission that such information is material.

Item 5.02.    Compensatory Arrangements of Certain Officers

Bonus Payments for 2010 Fiscal Year

As originally disclosed on the Company’s Form 8-K dated December 22, 2009, on that same date the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company established the 2010 fiscal year performance goals for the annual cash bonus opportunity under the Company’s Management Incentive Program (the “MIP”) for the 2010 fiscal year for the Company’s named executive officers.

For each of the 2010 fiscal year annual cash bonus awards, the performance goals are specified levels of “Adjusted EBITDA,” which represents earnings before interest, taxes, depreciation and amortization, adjusted to exclude the impact of: (a) loss on impairment of tangible or intangible assets; (b) gain or loss on disposal of assets; (c) gain or loss from the early extinguishment, redemption or repurchase of debt; and (d) stock-based compensation expense. The level of Adjusted EBITDA which would have yielded 100% of target bonus was $43.9 million. The level of Adjusted EBITDA which would have yielded the maximum bonus payment (200% of target bonus) was $50.0 million.

On November 18, 2010, the Committee determined that the Company’s Adjusted EBITDA for the 2010 fiscal year was $48.3 million (10.1% above the target level for Adjusted EBITDA and 24.7% above the Company’s actual Adjusted EBITDA for the 2009 fiscal year of $38.8 million). Based on the performance goals established by the Committee in December 2009, the Company’s Adjusted EBITDA for the 2010 fiscal year results in 172.8% of target bonus under the MIP.

Pursuant to this determination the Committee determined that the following cash bonuses are payable to the following named executive officers of the Company under the MIP: (a) Edward M. Krell, Chief Executive Officer: $1,123,200 (or 172.8% or Mr. Krell’s target bonus, which target bonus is equal to 100% of Mr. Krell’s 2010 fiscal year base salary of $650,000); (b) Judd P. Tirnauer, Senior Vice President & Chief Financial Officer: $286,416 (or 172.8% of Mr. Tirnauer’s target bonus, which target bonus is equal to 50% of Mr. Tirnauer’s 2010 fiscal year base salary of $331,500).

The Committee also authorized the payment of a $216,884 bonus to Ms. Hendrickson in December 2010 in satisfaction of, and subject to the terms of, the special bonus opportunity granted to Ms. Hendrickson in November 2009 (as described in the Company’s Form 8-K dated November 18, 2009).

Finally, the Committee also authorized a payment of $757,429 to Rebecca C. Matthias, the Company’s former President & Chief Creative Officer, pursuant to the terms of the previously disclosed Transition Agreement dated November 6, 2009 entered into between the Company and Ms. Matthias regarding her retirement at the end of fiscal year 2010. Ms. Matthias is eligible for a cash bonus under the MIP for the 2010 fiscal year based on the total amount of base salary she actually earned during the fiscal year (which was $438,327). Ms. Matthias’ target bonus is equal to 100% of this base salary for fiscal year 2010. Based on the Company’s Adjusted EBITDA performance, Ms. Matthias is entitled to 172.8% of target bonus, or $757,429.

Special Bonus Opportunity payable in December 2011

Given the Committee’s determination of Ms. Hendrickson’s and Mr. Tirnauer’s value to the Company, the Committee also established an opportunity for each of them to earn an additional cash bonus. Each of Ms. Hendrickson (who will be entitled to receive a $100,000 special bonus), and Mr.

Tirnauer (who will be entitled to receive a $45,084 special bonus) will be paid their respective special bonuses on December 10, 2011 if they remain continuously employed by the Company through December 10, 2011. These special bonuses would also be paid to the recipients if their respective employment is terminated by the Company without cause prior to December 10, 2011.

Item 9.01.    Financial Statements and Exhibits

The following exhibit is furnished with this Form 8-K:

Exhibit No.	Description

EX-99.1	Press Release of the Company dated November 18, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: November 24, 2010	DESTINATION MATERNITY CORPORATION

	By:	/s/ Judd P. Tirnauer
Judd P. Tirnauer Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

EX-99.1	Press Release of the Company dated November 18, 2010